    As filed with the Securities and Exchange Commission on October 29, 2002

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

                         MARTIN MIDSTREAM PARTNERS L.P.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                    05-0527861
 (State of Incorporation or Organization)       (I.R.S. Employer Identification no.)

              4200 STONE ROAD
              KILGORE, TEXAS                                   75662
 (Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the registration of a class         If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the              of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General           Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. [ ]      Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                                                 333-91706
                                                           --------------------
                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.
                                (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

                     Title of Each Class                                 Name of Each Exchange on Which Each
                     to be so Registered                                      Class is to be Registered

              COMMON UNITS REPRESENTING LIMITED                                         NASDAQ
                    PARTNERSHIP INTERESTS                                           NATIONAL MARKET


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


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  A description of the common units representing limited partnership interests in Martin Midstream Partners L.P., a Delaware limited partnership (the "Registrant"), to be registered hereunder is set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Material Tax Consequences" in the prospectus included in the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-91706), initially filed with the Securities and Exchange Commission on July 1, 2002, under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

ITEM 2. EXHIBITS.

                  The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

     Exhibit No.                    Description
     -----------                    -----------

         1. Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-91706), as initially filed with the Securities and Exchange Commission on July 1, 2002, and as subsequently amended (the "Form S-1 Registration Statement").

         2. Certificate of Limited Partnership of the Registrant, as filed as Exhibit 3.1 to the Form S-1 Registration Statement.

         3. Form of Amended and Restated Agreement of Limited Partnership of the Registrant, as filed as Appendix A to the prospectus included in the Form S-1 Registration Statement.

         4. Specimen Unit Certificate for Common Units, as filed as Exhibit 4.1 to the Form S-1 Registration Statement.



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



                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               MARTIN MIDSTREAM PARTNERS L.P.

                               By: Martin Midstream GP LLC
                                   its General Partner


Date: October 29, 2002         By: /s/ RUBEN S. MARTIN
                                  --------------------------------------------
                                  Name:  Ruben S. Martin
                                  Title: President and Chief Executive Officer



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